Exhibit 10.2

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Support Agreement”) is dated as of August 17, 2023, by and among LAMF Global Ventures Corp. I, a Cayman Islands exempted company (“SPAC”), Nuvo Group Ltd., a limited liability company organized under the laws of the State of Israel (the “Company”), Holdco Nuvo Group D.G. Ltd., a limited liability company organized under the laws of the State of Israel (“Holdco”), LAMF SPAC Holdings I LLC, a Cayman Islands limited liability company (the “Sponsor”) and the directors and executive officers of SPAC whose names appear on the signature pages of this Support Agreement (such shareholders and affiliates, the “Insiders”, and together with the Sponsor, the “Sponsor Parties” and individually, a “Sponsor Party”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Sponsor Parties are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) (“Beneficial Owners” or “Beneficially Own”) of 9,539,333 SPAC Shares and 553,000 Private Placement Warrants in the aggregate as set forth on Schedule I attached hereto (collectively, the “Subject Securities”);

WHEREAS, contemporaneously with the execution and delivery of this Support Agreement, the Company, Holdco, Nuvo Assetco Corp., a Cayman Islands exempted company and a wholly owned subsidiary of Holdco (“Assetco”), H.F.N. Insight Merger Company Ltd., a limited liability company organized under the laws of the State of Israel and a wholly owned subsidiary of SPAC (“Merger Sub”), and SPAC, are entering into a Business Combination Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”), pursuant to which, among other things, SPAC will be merged with and into Assetco, with Assetco as the surviving entity of such merger, and Merger Sub will be merged with and into the Company, with the Company as the surviving entity (together with the Transactions, the “Business Combination”);

WHEREAS, as a result of the Business Combination, each issued and outstanding security of SPAC immediately prior to the SPAC Effective Time will no longer be outstanding and will be converted into a substantially equivalent security of Holdco, all on the terms and conditions set forth in the Business Combination Agreement;

WHEREAS, the Sponsor Parties and SPAC are parties to that certain letter agreement, dated as of November 10, 2021 (the “Letter Agreement”), by and among SPAC, the Sponsor, and the other Sponsor Parties party thereto;

WHEREAS, in connection with the Business Combination, the parties to the Letter Agreement desire to amend and replace the Founder Shares Lock-up Period (as defined in the Letter Agreement) contained in Section 7(a) of the Letter Agreement with Section 1.9 hereof;

WHEREAS, the Company has entered into (and may enter into additional) securities purchase agreements (the “Securities Purchase Agreements”) pursuant to which (i) the Company has or will issue to certain investors, prior to, or concurrently with, the execution of the Business Combination Agreement, Company Crossover Preferred Shares and (ii) upon and subject to the Closing, Holdco will issue certain Holdco Ordinary Shares (the “Interim Financing”);

WHEREAS, in connection with the closing of the SPAC Merger, the Sponsor desires to irrevocably forfeit, assign, transfer and tender to SPAC up to 1,000,000 SPAC Shares (the “Sponsor Incentive Shares”), for cancellation on the terms and subject to the conditions set forth in this Support Agreement and, in connection therewith, the Holdco has agreed to issue up to 3,900,000 Holdco Ordinary Shares pursuant to the Securities Purchase Agreements; and

WHEREAS, as an inducement to SPAC and the Company to enter into the Business Combination Agreement and to consummate the Business Combination, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Business Combination Agreement. Each Sponsor Party hereby acknowledges that it has read the Business Combination Agreement and this Support Agreement and has had the opportunity to consult with its tax and legal advisors. Each Sponsor Party shall be bound by and comply with Sections 7.08(a)-(b) (Confidentiality; Communications Plan; Access to Information) and Section 7.15(b) (No Solicitation) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if such Sponsor Party were an original signatory to the Business Combination Agreement with respect to such provisions.

Section 1.2 No Transfer. During the period commencing on the date hereof and ending on the earliest of (a) the SPAC Effective Time, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 9.01 (Termination) thereof (the earlier of (a) and (b), the “Expiration Time”) and (c) the liquidation of SPAC, each Sponsor Party shall not, without the prior written consent of the Company, (i) sell, offer to sell, assign, transfer (including by operation of law), contract or agree to sell, redeem, hypothecate, pledge, distribute, dispose of or otherwise encumber, grant any option, right or warrant to purchase or otherwise dispose of or agree to dispose of, directly or indirectly (other than pursuant to any non-redemption agreements previously entered into by SPAC and the Sponsor and any non-redemption agreements that may be entered into by SPAC and the Sponsor in connection with the Business Combination), file (or participate in the filing of) a proxy statement or a registration statement with the SEC (other than the Proxy Statement and Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Securities owned by such Sponsor Party or any options, warrants or right to acquire SPAC shares, or otherwise agree to do any of the foregoing (unless the transferee agrees to be bound by this Support Agreement in a form reasonably acceptable to the Company), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities owned by such Sponsor Party, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, (iii) deposit any of the Subject Securities in a voting trust, enter into a voting agreement or subject any of the Subject Securities to any arrangement with respect to the voting of such Subject Securities, pursuant to this Support Agreement, or (iv) publicly announce any intention to effect any transaction specified in clause (i), (ii) or (iii).

Section 1.3 New Shares. In the event that (a) any SPAC Shares, SPAC Warrants or other equity securities of SPAC are issued to a Sponsor Party after the date of this Support Agreement pursuant to any share dividend, share split, recapitalization, reclassification, combination or exchange of SPAC Shares or SPAC Warrants of, on or affecting the SPAC Shares or SPAC Warrants owned by such Sponsor Party or otherwise, (b) a Sponsor Party purchases or otherwise acquires Beneficial Ownership of any SPAC Shares, SPAC Warrants or other equity securities of SPAC after the date of this Support Agreement, or (c) a Sponsor Party acquires the right to vote or share in the voting of any SPAC Shares or other equity securities of SPAC after the date of this Support Agreement (such SPAC Shares, SPAC Warrants or other equity securities of SPAC, collectively the “New Securities”), then such New Securities acquired or purchased by such Sponsor Party shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Subject Securities owned by such Sponsor Party as of the date hereof.

Section 1.4 Closing Date Deliverables. On the Closing Date, the Sponsor shall deliver to SPAC and the Company a duly executed copy of that certain Registration Rights Agreement, by and among the Company, Holdco, SPAC, the Sponsor, the executive officers and directors of the Sponsor prior to the consummation of the Business Combination and certain former shareholders of the Company, in substantially the form attached as Exhibit C to the Business Combination Agreement.

Section 1.5 Sponsor Party Agreements.

(a) At any meeting of the SPAC Shareholders, however called, including the Special Meeting, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the SPAC Shareholders is sought, each Sponsor Party shall (x) appear at each such meeting (in person or by proxy) or otherwise cause all of its SPAC Shares to be counted as present thereat for purposes of calculating a quorum and (y) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering all of its SPAC Shares:

(i) in favor of each SPAC Shareholder Matters; and

(ii) against any (A) merger agreement or merger (other than the Business Combination Agreement and the Business Combination), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SPAC, (B) action, agreement, transaction or proposal (other than the Business Combination Agreement and the Business Combination) that would result in a breach of, is in competition with or is materially inconsistent with any covenant, representation or warranty or any other obligation or agreement of SPAC under the Business Combination Agreement or that would reasonably be expected to result in the failure of the Business Combination from being consummated, and (C) action, agreement, transaction or proposal that would (x) impede, frustrate, prevent or nullify any provision of or the ability of SPAC to consummate the Business Combination Agreement or the Business Combination, or (y) change in any manner the dividend policy or capitalization of, including the voting rights of any SPAC Shares.

Each Sponsor Party shall not commit or agree to take any action inconsistent with the foregoing.

(b) Each Sponsor Party shall comply with, and fully perform all of his, her or its obligations, covenants and agreements set forth in, the Letter Agreement (as amended pursuant to this Sponsor Support Agreement), including the obligations of the Sponsor Parties pursuant to Section 1 therein to not redeem any SPAC Shares owned by such Sponsor Party in connection with the transactions contemplated by the Business Combination Agreement or participate in any redemption of any of such SPAC Shares by tendering or submitting any of such SPAC Shares for redemption in connection with the Business Combination. Each Sponsor Party hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account with respect to his, her or its SPAC Shares in connection with the Business Combination.

(c) During the period commencing on the date hereof and ending on the earlier of the SPAC Effective Time and the termination of the Business Combination Agreement pursuant to Section 9.01 thereof, without the prior written consent of the Company, each Sponsor Party shall not modify or amend any Contract listed on Schedule II hereto.

(d) Following the Closing, the Sponsor agrees to reasonably support any Follow-on Offering (as defined below) during the Lock-up Period (as defined below).

(e) In the event Holdco consummates a Follow-on Offering during the Lock-up Period and the aggregate amount raised in any Financing Transaction (as defined below) and such Follow-on Offering is less than $2,000,000, the Sponsor shall irrevocably forfeit, assign, transfer and tender to Holdco a pro rata portion of 500,000 Lock-up Shares representing the difference between $2,000,000 and such aggregate amount raised. In the event Holdco consummates a Follow-on Offering during the Lock-up Period and the aggregate amount raised in any Financing Transaction (as defined below) and such Follow-on Offering is less than $25,000,000 (excluding amounts received in connection with the Interim Financing and any investment counted for purposes of the preceding sentence), the Sponsor shall irrevocably forfeit, assign, transfer and tender to Holdco a pro rata portion of the Pooled Shares (as defined below) representing the difference between $25,000,000 and such aggregate amount raised.

Section 1.6 Further Assurances. Each Sponsor Party shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable law within its reasonable control to consummate the Business Combination and the other Transactions contemplated by the Business Combination Agreement on the terms and subject to the conditions set forth therein and herein.

Section 1.7 No Inconsistent Agreement. Each Sponsor Party hereby represents and covenants that such Sponsor Party has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Sponsor Party’s obligations hereunder.

Section 1.8 No Amendments to Letter Agreement. Other than as provided by Section 1.9 hereof, (a) neither the Sponsor Parties nor SPAC shall amend, terminate or otherwise modify the Letter Agreement, without the Company’s or Holdco’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) and (b) each Sponsor Party shall comply with, and fully perform, all of its obligations, covenants and agreements set forth in the Letter Agreement.

Section 1.9 Lock-up.

(a) SPAC and the Sponsor Parties, as the parties to the Letter Agreement, hereby agree that Section 7(a) of the Letter Agreement shall be amended and replaced with this Section 1.9, subject to and effective upon the Closing of the Business Combination.

(b) Subject to Section 1.9(c), each of the Sponsor Parties agrees that he, she or it shall not Transfer any of his, her or its Lock-up Shares during the Lock-up Period.

(c) Notwithstanding Section 1.9(b), each of the Sponsor Parties and any of their respective Permitted Transferees (as defined below) shall be permitted, subject to compliance with applicable law, to Transfer their Lock-up Shares during the Lock-up Period (i) to (A) Holdco’s officers or directors, (B) any Affiliates or family members of Holdco’s officers or directors or (C) any members or partners of the Sponsor Parties or any Affiliates of the Sponsor Parties; (ii) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an Affiliate of such person; (iii) by gift to a charitable organization; (iv) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (v) in the case of an individual, pursuant to a qualified domestic relations order; (vi) in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder; (vii) to Assetco or Holdco; or (viii) in connection with a liquidation, merger, stock exchange, reorganization, tender offer or other similar transaction which results in all of Holdco’s shareholders having the right to exchange their Holdco Ordinary Shares for cash, securities or other property subsequent to the Closing Date (each such transferee in clauses (i) – (viii) collectively, a “Permitted Transferee”); provided, however, that in the case of clauses (i) through (v) these Permitted Transferees must enter into a written agreement with Holdco, in a form reasonably acceptable to Holdco, agreeing to be bound by the transfer restrictions in this Section 1.9. Any Transfer in violation of this Section 1.9 shall be null and void ab initio.

(d) For purposes of this Section 1.9:

(i) “Extension Shares” shall mean the up to 1,212,960 SPAC Shares to be transferred by the Sponsor to certain unaffiliated third parties who executed non-redemption agreements with SPAC and the Sponsor in May 2023 pursuant to the terms thereof;

(ii) “Lock-up Period” shall mean the period beginning on the Closing Date and ending six (6) months after the Closing Date; provided, that with respect to 2,450,980 Lock-up Shares (the “Pooled Shares”), the Lock-up Period shall mean the period beginning on the Closing Date and ending on the later of (a) the date that is six (6) months after the Closing Date, and (b) the earliest of (1) Holdco or the Company’s receipt, substantially concurrently with and/or any time after the Closing, of gross proceeds from any common equity or convertible financing transaction, including, without limitation, any PIPE transaction or equity line of credit (a “Financing Transaction”), of at least $25,000,000 (excluding amounts received in connection with the Interim Financing and any investment counted for purposes of the first sentence of Section 1.5(e)), (2) the closing of Holdco’s first marketed/underwritten follow-on offering (a “Follow-on Offering”) and (3) the closing of a Holdco Change of Control. For the purposes of this Section 1.9(d)(ii), a “Holdco Change of Control” means (A) a sale, lease, license or other disposition, in a single transaction or a series of related transactions, of fifty percent (50%) or more of the assets of Holdco; (B) a merger, consolidation or other business combination of Holdco with any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) acquiring at least fifty percent (50%) of the combined voting power of the then outstanding securities of Holdco or the surviving person outstanding immediately after such merger, consolidation or other business combination; or (C) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), in a single transaction or a series of related transactions, obtaining Beneficial Ownership of the voting stock of Holdco representing more than fifty percent (50%) of the voting power of the capital stock of Holdco entitled to vote for the election of directors of Holdco.

(iii) “Lock-up Shares” shall mean the SPAC Shares included in the Subject Securities, which, for the avoidance of doubt, shall not include (a) any Extension Shares or (b) SPAC Private Placement Warrants or SPAC Class A Shares that were included as part of the units purchased by the Sponsor in a private placement that occurred simultaneously with the completion of SPAC’s initial public offering (the “SPAC Private Placement Shares”); and

(iv) “Transfer” means the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

(e) For the avoidance of doubt, the parties to this Support Agreement hereby agree that the restrictions on transfer described in this Section 1.9 shall not apply to any Extension Shares, SPAC Private Placement Warrants or SPAC Private Placement Shares, and that the restrictions on transfer described in Section 7(b) of the Letter Agreement shall continue to apply to the SPAC Private Placement Warrants and SPAC Private Placement Shares until the expiration of such restrictions pursuant to the terms of the Letter Agreement.

Section 1.10 Board Observer.

(a) From the Closing Date and until the date the Sponsor Parties, including the parties to the Interim Financing named on Schedule III, the members of the Sponsor and their respective Permitted Transferees, in the aggregate, Beneficially Own less than 5% of the outstanding Holdco Ordinary Shares (after taking into account any securities of Holdco Beneficially Owned by the Sponsor Parties convertible into Holdco Ordinary Shares) (the “Sponsor Sunset Date”), the Sponsor shall be entitled to designate one (1) observer on the board of directors of Holdco (the “Holdco Board”) (the “Sponsor Board Observer”).

(b) The Sponsor Board Observer may resign at any time upon written notice to the Holdco Board.

(c) The Sponsor shall have the exclusive right to designate the Sponsor Board Observer to fill any vacancies created by reason of the death, removal or resignation of a Sponsor Board Observer, and Holdco shall take all reasonably necessary action to cause any such vacancy to be filled by a replacement Sponsor Board Observer as promptly as reasonably practicable.

(d) Holdco agrees that it will invite the Sponsor Board Observer to attend, in a non-voting observer capacity, all meetings of the Holdco Board for the purposes of permitting the Sponsor Board Observer to have current information with respect to the affairs of Holdco and the actions taken by the board of directors; provided, that the Sponsor Board Observer may be excluded from all or any portion of any such meeting of the Holdco Board to the extent that the Holdco Board determines in good faith and upon the advice of counsel to Holdco that such exclusion is required to preserve the attorney-client privilege between Holdco and its counsel, or to the extent the respective interests of Holdco, on one hand, and the Sponsor, on the other hand, as to the matter(s) to be discussed or actions to be taken during such portion of such meeting of the Holdco Board, conflict or could be perceived to conflict (in the good faith judgment of the Holdco Board).

(e) In no event shall the Sponsor Board Observer: (i) be deemed to be a member of the Holdco Board or any committee thereof; (ii) have the right to vote on any matter under consideration by Holdco Board or otherwise have any power to cause Holdco to take, or not to take, any action; or (iii) have or be deemed to have, or otherwise be subject to, any duties (fiduciary or otherwise) to Holdco or its shareholders or any duties (fiduciary or otherwise) otherwise applicable to the directors of Holdco. As a non-voting observer, subject to the proviso in Section 1.10(d), the Sponsor Board Observer will also be provided (concurrently with delivery to the directors of Holdco and in the same manner delivery is made to them) copies of all notices, minutes, consents, and all other materials or information (financial or otherwise) that are provided to the directors with respect to a meeting or any written consent in lieu of meeting; provided, that the failure to deliver or make available one or more of the items described in this sentence shall not affect the validity of any action taken by the Holdco Board.

(f) Notwithstanding anything to the contrary herein, prior to the Sponsor Board Observer being entitled to attend any meeting of the Holdco Board or receive the information specified in Section 1.10(e), the Sponsor Board Observer shall execute and deliver to Holdco a customary confidentiality agreement in form and substance reasonably satisfactory to Holdco.

Section 1.11 Interim Financing.

(a) Immediately prior to the closing of the SPAC Merger, the Sponsor shall irrevocably forfeit, assign, transfer and tender to SPAC up to 1,000,000 Sponsor Incentive Shares, for cancellation substantially concurrently with the closing of the SPAC Merger, pro rata in respect to up to $10,000,000 raised in the Interim Financing (exclusive of the $3,000,000 committed prior to the date of this Support Agreement). By way of example, if $12,000,000 is raised in the Interim Financing, the Sponsor would retain 100,000 Sponsor Incentive Shares and forfeit 900,000 Sponsor Incentive Shares, which would be indirectly allocated by Holdco pro rata among the Interim Financing investors in respect of the $9,000,000 raised above the $3,000,000 committed prior to the date of this Support Agreement.

(b) Holdco shall, and the Company shall cause Holdco, immediately following the closing of the Acquisition Merger, issue up to 3,900,000 Holdco Ordinary Shares, in accordance with the Securities Purchase Agreements, pro rata in respect to up to $13,000,000 raised in the Interim Financing; provided that 900,000 of such Holdco Ordinary Shares will be issued to the Persons who committed $3,000,000 in the Interim Financing prior to the date of this Support Agreement. By way of example, if $12,000,000 is raised in the Interim Financing, Holdco would issue 900,000 Holdco Ordinary Shares pro rata to the Interim Financing investors in respect of the $3,000,000 committed prior to the date of this Support Agreement and Holdco would issue 2,700,000 Holdco Ordinary Shares pro rata among the Interim Financing investors in respect of the $9,000,000 raised above the $3,000,000 committed prior to the date of this Support Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of each Sponsor Party. Each Sponsor Party severally, and not jointly, represents and warrants as of the date hereof to SPAC and the Company (solely with respect to itself, himself or herself and not with respect to any other Sponsor Party) as follows:

(a) Organization; Due Authorization. If such Sponsor Party is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within such Sponsor Party’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Sponsor Party. If such Sponsor Party is an individual, such Sponsor Party has full legal capacity, right and authority to execute and deliver this Support Agreement and to perform his or her obligations hereunder. This Support Agreement has been duly executed and delivered by such Sponsor Party and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of such Sponsor Party, enforceable against such Sponsor Party in accordance with the terms hereof (except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Support Agreement is being executed in a representative or fiduciary capacity, the Person signing this Support Agreement has full power and authority to enter into this Support Agreement on behalf of the applicable Sponsor Party.

(b) Ownership. Such Sponsor Party is the record and Beneficial Owner of, and has good title to, all of such Sponsor Party’s Subject Securities listed across from such Sponsor Party’s name on Schedule I hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject Securities, other than Liens pursuant to (i) this Support Agreement, (ii) the SPAC Articles, (iii) the Letter Agreement or (iv) any applicable securities laws. Such Sponsor Party’s Subject Securities are the only equity securities in SPAC owned of record or beneficially by such Sponsor Party on the date of this Support Agreement, and none of such Sponsor Party’s Subject Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder and under the Letter Agreement. Other than the SPAC Warrants held by such Sponsor Party, such Sponsor Party does not hold or own any rights to acquire (directly or indirectly) any equity securities of SPAC or any equity securities convertible into, or which can be exchanged for, equity securities of SPAC.

(c) No Conflicts. The execution and delivery of this Support Agreement by such Sponsor Party does not, and the performance by such Sponsor Party of his, her or its obligations hereunder will not, (i) if such Sponsor Party is not an individual, conflict with or result in a violation of the organizational documents of such Sponsor Party or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Sponsor Party or such Sponsor Party’s Subject Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor Party of its, his or her obligations under this Support Agreement.

(d) Litigation. There are no Legal Proceedings pending against such Sponsor Party, or to the knowledge of such Sponsor Party threatened against such Sponsor Party, before (or, in the case of threatened Legal Proceedings, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor Party of its, his or her obligations under this Support Agreement.

(e) Brokerage Fees. Except as described in Section 5.18 of the SPAC Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Business Combination based upon arrangements made by such Sponsor Party, for which SPAC or any of its Affiliates may become liable.

(f) Affiliate Arrangements. Except as set forth on Schedule II attached hereto, neither such Sponsor Party nor any of its Affiliates, to the knowledge of such Sponsor Party, any Person in which such Sponsor Party has a direct or indirect legal, contractual or Beneficial Ownership of 5% or greater is party to, or has any rights with respect to or arising from, any Contract with SPAC or its Subsidiaries.

(g) Acknowledgment. Such Sponsor Party understands and acknowledges that each of SPAC and the Company is entering into the Business Combination Agreement in reliance upon such Sponsor Party’s execution and delivery of this Support Agreement.

ARTICLE III
MISCELLANEOUS

Section 3.1 Termination. This Support Agreement shall automatically terminate, without any notice or other action by any party hereto, and be of no further force or effect, upon the earliest of (a) the consummation of the Closing, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 9.01 (Termination) thereof, (c) the dissolution, liquidation or winding up of SPAC prior to the Closing and (d) the written agreement of the Sponsor, SPAC and the Company (prior to the Closing) or Holdco (after the Closing). Upon such termination, all obligations of the parties under this Support Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Support Agreement shall not relieve any party hereto from liability arising in respect of any material breach of this Support Agreement prior to such termination. This Article III shall survive the termination of this Support Agreement. Notwithstanding the foregoing, in the event that the Closing is consummated, the provisions of Sections 1.5(d) and (e) and Section 1.9 shall expire upon the expiration of the Lock-up Period, and Section 1.10 shall expire in accordance with its respective terms, in any case unless specifically terminated pursuant to Section 3.1(c).

Section 3.2 Reserved.

Section 3.3 Fiduciary Duties. Notwithstanding anything in this Support Agreement to the contrary, (a) the Sponsor makes no agreement or understanding herein in any capacity other than in the Sponsor’s capacity as a record holder and Beneficial Owner of the Subject Securities, and (b) nothing herein will be construed to limit or affect any action or inaction by any representative of the Sponsor serving as a member of the board of directors of SPAC or Holdco or as an officer or fiduciary of SPAC or Holdco, in each case, acting in such person’s capacity as a director, officer or fiduciary of SPAC or Holdco.

Section 3.4 No Third Party Beneficiaries. This Support Agreement shall be for the sole benefit of the parties hereto and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Support Agreement. Nothing in this Support Agreement, expressed or implied, is intended to or shall constitute the parties, partners or participants in a joint venture.

Section 3.5 Incorporation by Reference. Sections 7.11 (No Claim Against Trust Account); 10.01 (No Survival); 11.03 (Counterparts; Electronic Delivery), 11.04 (Entire Agreement; Third Party Beneficiaries), 11.05 (Severability), 11.06 (Other Remedies; Specific Performance), 11.07 (Governing Law), 11.08 (Consent to Jurisdiction; Waiver of Jury Trial), 11.09 (Rules of Construction), 11.12 (Amendment), and 11.14 (No Recourse) of the Business Combination Agreement are incorporated herein and shall apply to this Support Agreement mutatis mutandis.

Section 3.6 Assignment. This Support Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Support Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 3.7 Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to SPAC:

LAMF Global Ventures Corp. I

9255 Sunset Boulevard, Suite 515

West Hollywood, California 90069

Attention:	Simon Horsman
Email:	simon@lamfglobal.com

with a copy to (which will not constitute notice):

White & Case LLP

555 South Flower Street, Suite 2700

Los Angeles, California 90071

Attention:	Daniel Nussen Matthew Barnett
Email:	daniel.nussen@whitecase.com matthew.barnett@whitecase.com

If to the Company:

Nuvo Group Ltd.

Yigal Alon 94

Building 1

Tel Aviv, Israel 6789155

Attention:	Kelly Londy
Email:	kelly.londy@nuvocares.com

with a copy to (which shall not constitute notice):

Greenberg Traurig, P.A.

333 SE 2nd Avenue, Suite 4400

Miami, Florida 33131

Attention:	Robert Grossman Adam Namoury
Email:	grossmanb@gtlaw.com Adam.namoury@gtlaw.com

If to a Sponsor Party:

[Sponsor Party]

c/o LAMF SPAC Holdings I LLC

9255 Sunset Boulevard, Suite 515

West Hollywood, California 90069

with a copy to (which will not constitute notice):

White & Case LLP

555 South Flower Street, Suite 2700

Los Angeles, California 90071

Attention:	Daniel Nussen Matthew Barnett
Email:	daniel.nussen@whitecase.com matthew.barnett@whitecase.com

IN WITNESS WHEREOF, the Sponsor Parties, SPAC, and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSOR:

LAMF SPAC Holdings I LLC

By:	/s/ Simon Horsman
	Name:	Simon Horsman
	Title:	Manager

[Signature Page to Sponsor Support Agreement]

INSIDERS:

By:	/s/ Simon Horsman
	Name:	Simon Horsman

By:	/s/ Jeffrey Soros
	Name:	Jeffrey Soros

By:	/s/ Morgan Earnest
	Name:	Morgan Earnest

By:	/s/ Adriana Machado
	Name:	Adriana Machado

By:	/s/ Christina Spade
	Name:	Christina Spade

By:	/s/ Michael Brown
	Name:	Michael Brown

By:	/s/ Keith Harris
	Name:	Keith Harris

[Signature Page to Sponsor Support Agreement]

SPAC:

LAMF GLOBAL VENTURES CORP. I

By:	/s/ Simon Horsman
	Name:	Simon Horsman
	Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

COMPANY:

NUVO GROUP LTD.

By:	/s/ Kelly Londy
	Name:	Kelly Londy
	Title:	Chief Executive Officer

HOLDCO:

HOLDCO NUVO GROUP D.G. LTD.

By:	/s/ Kelly Londy
	Name:	Kelly Londy
	Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

Schedule I

Sponsor Subject Securities

Sponsor Party	SPAC Shares	Private Placement Warrants
LAMF SPAC Holdings I LLC	9,469,333	553,000
Simon Horsman	—	—
Jeffrey Soros	—	—
Morgan Earnest	—	—
Adriana Machado	20,000	—
Christina Spade	20,000	—
Michael Brown	20,000	—
Keith Harris	10,000	—

[Schedule I to Sponsor Support Agreement]

Schedule II

Affiliate Agreements

1.	Administrative Services Agreement, dated November 10, 2021, by and between LAMF Global Ventures Corp. I and LAMF SPAC Holdings I LLC.

[Schedule II to Sponsor Support Agreement]

Schedule III

Sponsor Investors

1.	GAINGELS 10X CAPITAL DIVERSITY FUND I, LP
2.	JPS Capital LLC
3.	Tamim Mourad Revocable Trust

[Schedule III to Sponsor Support Agreement]